Exhibit 10.99

FORM OF SECOND AMENDMENT

TO

MEDBOX, INC. DIRECTOR RETENTION AGREEMENT

This              Amendment             (this “Amendment”) to the Medbox, Inc. Director Retention Agreement (as defined below) is made and entered into as of                      by Medbox, Inc., a Nevada corporation (the “Company”), and              (the “Director”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Director Retention Agreement.

WHEREAS, the Director is a member of the Board of Directors of the Company (the “Board”), and the Company and the Director entered into that certain Medbox, Inc. Director Retention Agreement, dated                      (the “Director Retention Agreement”), pursuant to which the Director serves as a member of the Board and is compensated for such service;

WHEREAS, pursuant to that certain unanimous written consent adopted by the Board on                      (the “Resolution”), which revised the cash and shares compensation that non-employee members of the Board shall be entitled to receive each calendar quarter for their services, the Company desires to make certain amendments to this Director Retention Agreement that are consistent with the Resolution as further described herein; and

WHEREAS, the Company and the Director desire to enter into this Amendment to effectuate such amendments to the Director Retention Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree to amend the Director Retention Agreement with immediate effect as set forth herein.

1. Amended Provisions of the Director Retention Agreement. The Director Retention Agreement is hereby amended as follow:

1.1 Section 5.1 of the original Director Retention Agreement is hereby deleted in its entirety and the following is substituted therefor:

“5.1 Quarterly Director Fee. The Company shall pay Director a fee of $15,000 for each calendar quarter during the term of this Agreement. Such payments of the fee shall be made within 15 days following the end of each calendar quarter. If Director joins or, unless otherwise proscribed by law, leaves the Board during a calendar quarter, then Director shall be paid a prorated amount of the fee for such quarter.”

1.2                     of the original Director Retention Agreement is hereby deleted in its entirety and the following is substituted therefor:

“5.3 Stock. Director shall receive stock from the Company as set forth herein specifically below, which shall be in accord with any applicable stock plan of the Company’s in force and effect as of the date of this Agreement, and Director shall be permitted to sell stock in the Company owned by Director in accord with the Company’s applicable Insider Trading Policy, and any other applicable plan or policy, and in accord with Director’s Sales Plan (a true and correct copy of which is attached hereto as Exhibit A).

More specifically, Director will be granted 325,000 shares of Company common stock for each calendar quarter during which such member continues to serve on the Board. Such payments of stock shall be made within 15 days following the end of each calendar quarter. If Director joins or, unless otherwise proscribed by law, leaves during a calendar quarter, then Director shall be paid a prorated amount of stock for such quarter.

Director shall have the right to implement a 10 b 5-1 Sales Plan by providing a plan to the Company for its consent, which the Company agrees to approve provided that any such plan otherwise conforms to the other Directors’ Sales Plan. The Sales Plan should be in effect for a period of time no greater than Director’s then existing term as a Director of the Company.”

2. Miscellaneous.

2.1 All other provisions of the Director Retention Agreement not specifically referenced herein shall remain in full force and effect.

2.2 This Amendment shall become effective as of                      upon it being duly executed by all parties hereto.

2.3 In the event of a conflict between this Amendment and the Director Retention Agreement, this Amendment shall govern.

2.4 The Director Retention Agreement may only be amended further by a written agreement executed by the parties hereto.

2.5 This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

MEDBOX, INC.

By:
Name: Jeffrey Goh
Title: Chief Executive Officer

DIRECTOR

Manuel Flores